EXHIBIT 32

Certification Pursuant to Section 18 U.S.C. Section 1350
(As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”) by Kirby Corporation (the “Company”), each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  JOSEPH H. PYNE
Joseph H. Pyne
President and Chief Executive Officer

/s/  NORMAN W. NOLEN
Norman W. Nolen
Executive Vice President,
Chief Financial Officer and Treasurer

Dated: February 27, 2009